UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
 OF THE SECURITIES EXCHANGE ACT OF 1934

June 13, 2013
Date of  Report
(Date of earliest event reported)

TOFUTTI BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9009	13-3094658
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Jackson Drive Cranford, New Jersey 07016
 (Address of principal executive offices and zip code)

                           (908)272-2400
(Registrant’s telephone number, including area code)

                                    Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07                                SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Registrant’s Annual Meeting of Shareholders held on June 13, 2013, the shareholders of the Registrant entitled to vote at the meeting voted to (i) elect the eight individuals named below to serve as directors of the Registrant to hold office until the Annual Meeting of Shareholders to be held in 2014 and until their successors have been duly elected and qualified, (ii) approve, by non-binding advisory vote, the Registrant’s Say on Pay Vote, (iii) approve three years as the Registrant’s Say When on Pay Vote and (iv) ratify the appointment of EisnerAmper LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

1.	The votes cast by shareholders with respect to the election of directors were as follows.

	For	Withheld	Broker Non-Votes	% Votes For
David Mintz	3,477,804	368,545	1,323,579	61.52
Neal Axelrod	3,482,572	363,777	1,323,579	61.60
Joseph Fischer	3,705,267	141,082	1,323,579	65.54
Aaron Forem	3,479,339	367,010	1,323,579	61.54
Philip Gotthelf	3,484,339	362,010	1,323,579	61.63
Scott Korman	3,484,573	361,776	1,323,579	61.64
Reuben Rapoport	3,477,738	368,611	1,323,579	61.52
Franklyn Snitow	3,479,338	367,011	1,323,579	61.54

2.	The votes cast by shareholders with respect to the non-binding advisory vote approving named executive officer compensation were as follows:

For	Withheld	Abstain	Broker Non-Votes
3,673,521	144,870	27,958	1,323,579

3.
The votes cast by shareholders with respect to non-binding advisory vote approving the frequency of future advisory votes on the resolution approving named executive officer compensation were as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
300,082	71,966	3,450,530	23,771	1,323,579

4.
The votes cast by shareholders with respect the ratification of the selection of EisnerAmper LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 28, 2013 were as follows.

For	Withheld	Abstain	Broker Non-Votes
5,027,085	68,332	74,511	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 14, 2013	TOFUTTI BRANDS INC.
(Registrant)

By: /s/Steven Kass
Steven Kass
Chief Financial Officer